UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (earliest reported date): September 24, 2024

CS DIAGNOSTICS CORP.

(Exact name of registrant as specified in its charter)

Wyoming	000-29611	20-1290331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Stresemannallee 4b

Neuss 41460

Germany

(Address of Principal Executive Offices) (Zip Code)

+49 (0)2131-151 08

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	FZRO	OTC Market Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 - OTHER EVENTS

CS Diagnostics Corp, a renowned member of the CS Group and medical distribution company dedicated to improving patient care through innovative solutions. By working closely with trusted global healthcare partners, experienced professionals and top universities CS Diagnostics Corp. is focused on prevention, improving therapy results by being safer and causing less side effects. One of such products is the CS Protect Hydrogel. This novel spacer gel has been specially developed to separate healthy from malignant tissues during Radiation therapy, thereby significantly improving the chances of recovery for prostate cancer patients, for example. Increasing the effectiveness and safety of the therapy is giving patients much more comfort and Quality of life.

Future products are only included in the CS Diagnostics Corp. portfolio after being intensively tested to the highest standards.

CS Diagnostics Corp. serves a diverse international market and is well experienced in carrying out complicated regulatory procedures to achieve product approvals and Marketing authorizations. Its global presence strengthens strategic collaborations with healthcare providers around the world, ensuring that its comprehensive services and solutions are available in multiple countries. With a focus on quality and a broad range of solutions, CS Diagnostics Corp. is well positioned to transform the future of healthcare by delivering on the promise of better health and vitality through better technology.

Company Officers & Contacts

Thomas Fahrhoefer, President

Thomas Josef Migotsch, Vice President, COO

Mohammad EsSayed, Vice President, CFO

Janel Luzana, Company Secretary

Mahmoud A. Al-Sayyed, Independent Director

Lauren Kate Ugur, Independent Director

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CS DIAGNOSTICS CORP.

/s/ Mohammad EsSayed
Mohammad EsSayed
Title: Chief Financial Officer

Dated: October 3, 2024

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